SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 15, 2000
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                          NEW HORIZON KIDS QUEST, INC.
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             (Exact name of registrant as specified in its charter)


                                    Minnesota
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                 (State or other jurisdiction of incorporation)


         0-27780                                            41-1719363
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(Commission File Number)                       (IRS Employer Identification No.)


            16355 - 36th Avenue North, Suite 700, Plymouth, MN 55446
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (612) 557-1111
                                                     --------------


                                 Not Applicable
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         (Former name or former address, if changed since last report)

Item 5.  Other Events

            In December 1999 and January 2000, the Registrant received letters from NASDAQ citing, respectively, the Company's failure to maintain a minimum bid price of $1.00 and a minimum market value of public float of $1,000,000, in each case over the preceding thirty consecutive trading days, as required by NASDAQ's Marketplace Rules. The Company was advised that an ongoing failure to comply with the Marketplace Rules would result in a delisting of the Company's common stock from The Nasdaq SmallCap Market. In March 2000, the Company submitted to NASDAQ a request for NASDAQ's determination that the Company is no longer in violation of the Marketplace Rules. In a letter dated March 15, 2000, NASDAQ issued the requested letter of determination and confirmed that the Company is no longer the subject of a delisting action.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NEW HORIZON KIDS QUEST, INC.



                                        By: /s/ William M. Dunkley
                                            ------------------------------------
                                            William M. Dunkley
                                            Chief Executive Officer



Date: March 22, 2000